UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2006

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue
Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors (the “Board”) of Fossil, Inc. (the “Company”) has appointed Jennifer Pritchard to serve as President of the Retail Division, effective as of September 5, 2006.  This is a new position reporting directly to the Chief Executive Officer, Kosta Kartsotis.

Ms. Pritchard is 47 years of age.  From January 2004 until March 2006 she served as President of Arden B., a division of Wet Seal, a specialty retailer of apparel and accessory items.  Prior to that, from October 2002 until January 2004 Ms. Pritchard served as President of Zutopia, another division of Wet Seal, and from April 2001 until October 2002 she served as Executive Vice President Product Development and Marketing of Tex 38, LLC, a Hong-Kong based design and production company.

There are no family or other relationships or related transactions required to be disclosed concerning Ms. Pritchard.

On September 8, 2006, the Company issued a press release announcing the appointment of Ms. Pritchard as President of the Retail Division.  A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

99.1                           Press Release, dated September 8, 2006, announcing the appointment of Jennifer Pritchard as President of the Retail Division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2006

FOSSIL, INC.

	By:	/s/ Mike L. Kovar

	Name:	Mike L. Kovar

	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 8, 2006, announcing the appointment of Jennifer Pritchard as President of the Retail Division.